Exhibit 99.1

Legacy Education Alliance Announces Agreement with Tarek El Moussa

CAPE CORAL, FL, December 30, 2019--(BUSINESS WIRE)--Legacy Education Alliance, Inc. (OTCQB: LEAI) (www.legacyeducationalliance.com), a leading international marketer of practical, high-quality, and value-based educational training on the topics of personal finance, entrepreneurship, real estate, and financial markets investing strategies and techniques, announced that it had entered into an agreement with Tarek El Moussa, star of HGTV’s hit series “Flip or Flop,” to assist Tarek in the fulfillment of his new real estate training program.

“We couldn’t be more excited about this new working relationship with Tarek,” said James E. May, Legacy’s CEO. “His dedication to helping as many people as possible by sharing his own experiences and showing people how real estate investing can help create financial freedom aligns perfectly with our mission. Tarek has developed a true global following and we are particularly eager to help Tarek share his knowledge with people in our international markets in the United Kingdom, Australia, and elsewhere.”

“I chose to work with Legacy Education because of our shared commitment to helping people through education and our joint dedication to quality, integrity, honesty, and transparency,” Tarek said. “I believe they are perfectly equipped to help me share my real estate investing experiences with as many people as possible and, hopefully, to help them achieve success in their own lives.”

The first training events are currently scheduled to launch in January 2020. In addition, Tarek and Legacy Education will be working together on some new digital products, as well as creating custom-tailored products and subscription services.

About Legacy Education Alliance Inc.

Legacy Education Alliance, Inc. (http://www.legacyeducationalliance.com) is a leading international provider of practical, high-quality, and value-based educational training on the topics of personal finance, entrepreneurship, real estate, and financial markets investing strategies and techniques. Legacy Education Alliance was founded in 1996, today we are a global company with approximately 165 full-time employees that has cumulatively served more than two million students from more than 150 countries and territories over the course of our operating history.

About Tarek El Moussa

Tarek El Moussa is the co-star of the hit HGTV show Flip or Flop, currently filming its ninth season with over 19 million viewers and ranked #1 cable show in its time slot. In addition to successfully flipping hundreds of properties over the years, Tarek is a successful Entrepreneur, Real Estate Expert and Investor with a portfolio of over 100 properties, a wholesale real estate company and a production company. Tarek’s new solo HGTV show, “Flipping 101 w/ Tarek El Moussa” will premiere in 2020 and feature Tarek as he partners with real estate novices to help them learn the secrets of a successful flip.  @TheRealTarekElMoussa

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K (including but not limited to the discussion under “Risk Factors” therein) filed with the SEC on April 15, 2019 and which may be viewed at http://www.sec.gov.

Contacts

Investor Contact:

CORE IR

Scott Gordon

516 222 2560

scottg@coreir.com

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